N-CSR Item 13(a)(4)(i) - Exhibits: Letter from former accountant pursuant to Item 304(a) under Regulation S-K

February 25, 2022

Securities and Exchange Commission 100 F Street, N.E.

Washington, DC 20549 Commissioners:

We have read the statements made by Federated Hermes MDT Market Neutral Fund (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 11(b) of Form N-CSR of Federated Hermes MDT Market Neutral Fund dated February 25, 2022. We agree with the statements concerning our Firm contained therein.

Philadelphia, Pennsylvania

Very truly yours,

Attachment

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042 T: (267) 330 3000, F:(267) 330 3300, www.pwc.com/us